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                        CHESAPEAKE UTILITIES CORPORATION
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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
                    SUBSIDIARIES                              STATE INCORPORATED
                    ------------                              ------------------
          Eastern Shore Natural Gas Company                        Delaware
                 Sharp Energy, Inc.                                Delaware
             Chesapeake Service Company                            Delaware
                     Xeron, Inc.                                  Mississippi
          Sam Shannahan Well Company, Inc.                         Maryland
                  Sharp Water, Inc.                                Delaware


   SUBSIDIARY OF EASTERN SHORE NATURAL GAS COMPANY            STATE INCORPORATED
   -----------------------------------------------            ------------------
              Dover Exploration Company                            Delaware


         SUBSIDIARIES OF SHARP ENERGY, INC.                   STATE INCORPORATED
         ----------------------------------                   ------------------
                   Sharpgas, Inc.                                  Delaware
                   Sharpoil, Inc.                                  Delaware
          Tri-County Gas Co., Incorporated                         Maryland


     SUBSIDIARIES OF CHESAPEAKE SERVICE COMPANY               STATE INCORPORATED
     ------------------------------------------               ------------------
                   Skipjack, Inc.                                  Delaware
                United Systems, Inc.                                Georgia
             Capital Data Systems, Inc.                         North Carolina
             Currin and Associates, Inc.                        North Carolina
            Chesapeake Investment Company                          Delaware
              Eastern Shore Real Estate                            Maryland


          SUBSIDIARIES OF SHARP WATER, INC.                   STATE INCORPORATED
          ---------------------------------                   ------------------
         EcoWater Systems of Michigan, Inc.                        Michigan
             Carroll Water Systems, Inc.                           Maryland
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